EXHIBIT 10z
                                GUARANTY OF LEASE

         DynaGen, Inc., a Delaware corporation ("Guarantor"), executes this Guaranty in favor of Able Laboratories, Inc., a New Jersey corporation ("Assignor"), as of August 19, 1996.

                              Preliminary Statement

         Assignor is the tenant of the entire building at 6 Hollywood Court, South Plainfield, New Jersey (the "Premises"), under a Lease Agreement dated November 29, 1984, between Hollywood Court Associates, a New Jersey partnership ("Original Landlord"), and Assignor, as amended by Space Expansion and Term Extension Agreement dated April, 1988, between Original Landlord and Assignor, as further amended by Space Expansion Agreement dated June, 1993, between CVN Associates, L.P., a New Jersey limited partnership ("Landlord"), and Assignor (said Lease Agreement, as so amended, the "Lease"). Original Landlord assigned its right, title and interest in and to the Lease to Landlord by Assignment of Lease dated April, 1989.

         Assignor wishes to assign its rights, interests and obligations under the Lease to Able Acquisition Corp., a Delaware corporation ("Assignee"), and Assignee wishes to accept such assignment and assume such obligations, on the terms and conditions of an Assignment of Lease of even date herewith (the "Assignment").

                                    Agreement

         To induce Assignor to execute the Assignment, and in consideration of certain other transactions among Assignor, Assignee and Guarantor, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor absolutely and unconditionally guaranties to Assignor and its successor and assigns the full and punctual payment, performance and observance of all obligations of Assignee under the Assignment and under the Lease (collectively, the "Guarantied Obligations"), on the terms and conditions of this Guaranty:

         1. Primary Obligation. Guarantor's obligations under this Guaranty shall be primary and independent of the obligations of Assignee. Assignor may, at its option, enforce the Guarantor's performance of the Guarantied Obligations without first enforcing performance of the Guarantied Obligations by Assignee. Guarantor hereby waives notice of the acceptance of this Guaranty, presentment, demand for payment, protest, and notice of protest, nonpayment, default or dishonor of the Guarantied Obligations, and all suretyship defenses.

         2. Unconditional Obligation. The Guarantor shall remain liable under this Guaranty until the Guarantied Obligations have been fully paid, performed and observed, notwithstanding any (a) any further assignment of the Lease or sublease of any portion of the Premises, (b) any change in the corporate structure of Assignee or its relationship to Guarantor, or (c) any insolvency, bankruptcy, liquidation, reorganization, dissolution or similar proceeding involving or affecting Assignee. No delay by Assignor in exercising any right to enforce payment or performance of the Guarantied Obligations shall operate as a waiver of any such right.




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         3.  Costs  and  Expenses.   The  Guarantor  shall  pay  all  reasonable
attorneys' fees and disbursements and all court costs and other expenses incurred by Assignor in the enforcement of this Guaranty.

         4. Notices. Assignor shall deliver to Guarantor any notice of a default relating to the Guarantied Obligations which Assignor delivers to Assignee or receives from Landlord. Any notice to or demand upon the Guarantor shall be in writing and delivered in person or mailed by certified mail, postage prepaid, to 99 Erie Street, Cambridge, Massachusetts 02139, or to such other address as Guarantor may designate by written notice to Assignor. Any notice or demand so mailed shall be effective on the date of actual receipt or on the third business day after being so mailed, whichever first occurs.

         5. Governing Law. This Guaranty shall be governed and construed in accordance with the substantive laws of the State of New Jersey, without regard to its principles of conflicts of laws.

         6. Modifications. The Guaranty may be amended or modified only a written agreement signed by the Guarantor and Assignor.

         The Guaranty is executed as an instrument under seal.

WITNESS:                                    DYNAGEN, INC.


Cynthia A. Kiley                            Dhananjay G. Wadekar
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Name:    Cynthia A. Kiley                   Name: Dhananjay G. Wadekar
                                            Title: Executive Vice President